Exhibit 10.22

Fifth Amendment to License Agreement

This Fifth Amendment to License Agreement (“Fifth Amendment”) is dated June 13, 2022 (“Effective Date”) and entered into by and between Gritstone bio, Inc., formerly known as Gritstone Oncology, Inc. (“Licensee”) and MIL 21E, LLC (“Licensor”).

WHEREAS, Licensor and Licensee are parties to a certain License Agreement dated September 6, 2018, as amended by that certain First Amendment to License Agreement dated July 11, 2019, as amended by that certain Second Amendment to License Agreement dated May 20, 2020, as amended by that certain Third Amendment to License Agreement dated September 21, 2021 as amended by that certain Fourth Amendment to License Agreement dated June 6, 2022 (collectively, “License Agreement”);

WHEREAS, Licensee warrants and represents that, to the best of its knowledge, Licensor has fulfilled its obligations under the License Agreement and is not in default of any covenants or obligations contained in the License Agreement;

WHEREAS, Licensor and Licensee desire to amend the License Agreement in certain respects as set forth herein; and,

WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this Fifth Amendment, have the same meaning as set forth in the License Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the License Agreement agree as follows:

1.
Parking. The License Agreement is hereby amended by adding the following language to the end of Section 6:

Subject to ongoing availability, Licensee shall have a non-exclusive, revocable license to use one

(1) additional unreserved parking space (“Additional Parking Space”). Licensee shall be responsible for the Additional Parking Space Fee (defined below) for such space regardless of whether its Occupants use the Additional Parking Space. Licensee shall pay, in addition to the License Fee and Parking Fees, a monthly parking fees equal to the prevailing rate for the Additional Parking Space (“Additional Parking Space Fees”) and shall pay such Additional Parking Space Fees to SmartLabs at the time each License Fee payment is due.

2.
Ratification. Except as amended herein, all terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

3.
Counterparts. This Fifth Amendment to License Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

[signatures on following page]

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Fifth Amendment as of the Effective Date.

LICENSOR	LICENSEE
/s/ Brian Taylor	/s/ Erin Jones
By: Brian Taylor Title: Head of Field Operations	By: Erin Jones Title: Chief Operating Officer